Exhibit 99.1

WILLIAM LYON HOMES REPORTS SECOND QUARTER 2018 RESULTS

30% INCREASE IN NEW HOME DELIVERIES; 25% INCREASE IN NET NEW HOME ORDERS;

140 BASIS POINT INCREASE IN GAAP GROSS MARGINS; 22% INCREASE IN ADJUSTED NET INCOME

NEWPORT BEACH, CA— July 31, 2018 — William Lyon Homes (NYSE: WLH), a leading homebuilder in the Western U.S., announced results for its second quarter ended June 30, 2018.

2018 Second Quarter Highlights (Comparison to 2017 Second Quarter)

•	Net income available to common stockholders of $22.5 million, or $0.57 per diluted share

•

Adjusted net income available to common stockholders of $23.1 million, or $0.58 per diluted share, compared to $19.0 million, or $0.49 per diluted share in the prior period, up 22% and 18%, respectively

•	Pre-tax income of $35.0 million, up 19%

•	Adjusted pre-tax income of $35.8 million, up 21%, which excludes transaction expenses of $0.8 million, before tax

•	New home deliveries of 1,082 homes, up 30%

•	Net new home orders of 1,270, up 25%

•	Dollar value of orders of $623.1 million, up 12%

•	Units in backlog of 1,648, up 28%

•	Dollar value of homes in backlog of $867.7 million, up 15%

•	Average sales locations of 107, up 22%

•	Average sales price (ASP) of new homes delivered of $479,100, down 6%

•	Home sales revenue of $518.4 million, up 23%

•	Homebuilding gross margin percentage of 17.9%

•	Adjusted homebuilding gross margin percentage of 23.3%

•	SG&A percentage of 11.1%, compared to 9.7%

•	Adjusted EBITDA of $62.4 million, up 25%

“We are pleased with our financial results for the second quarter, with several key metrics up over the prior year, including homebuilding revenues of $518.4 million, up 23%, new home deliveries of 1,082, up 30%, adjusted pre-tax income of $35.8 million, up 21%, adjusted net income of $23.1 million, up 22%, and adjusted earnings per share on a diluted basis of $0.58, up 18%,” said Matthew R. Zaist, President and Chief Executive Officer. “During the quarter, our GAAP homebuilding gross margins were 17.9%, including purchase accounting adjustments from the RSI acquisition, up 140 basis points compared to the second quarter of 2017, and up 40 basis points sequentially from the first quarter of this year.”

Mr. Zaist continued, “We also delivered another quarter of year-over-year improvement in net new home orders, which increased 25% to 1,270, and represents a monthly absorption rate of 4.0 net new home orders per community compared to 3.9 in the year ago period. The increase in monthly absorption rate year-over-year was driven by an improvement in both May and June absorption rates.”

Mr. Zaist added, “The strong performance in the first half of 2018 positions us well to achieve our goals for the year, and our updated expectations for the full year include new home deliveries of approximately 4,400 to 4,700 units, home sales revenue of approximately $2.25 billion to $2.35 billion, and pre-tax income before non-controlling interest of approximately $175 million to $185 million.”

Operating Results

Home sales revenue for the second quarter of 2018 was $518.4 million, as compared to $422.6 million in the year-ago period, an increase of 23%. The increase was driven by a 30% increase in deliveries to 1,082 homes, compared to 831 in the second quarter of 2017.

The dollar value of orders for the second quarter of 2018 was $623.1 million, an increase of 12%, from $554.0 million in the year-ago period. Net new home orders for the quarter were 1,270, up 25% from 1,017 in the second quarter of 2017, which represents monthly absorption of 4.5 per community in April, 3.3 in May compared to 3.2 in the prior year, and 4.0 in June compared to 3.5 in the prior year.

The dollar value of homes in backlog was $867.7 million as of June 30, 2018, an increase of 15%, compared to $755.3 million as of June 30, 2017. The increase was driven by a 28% increase in units in backlog to 1,648 from 1,285 in the year-ago period. The average sales price of homes in backlog decreased to $526,500 from $587,800 in the prior year, due to a higher number of homes in backlog from entry level buyers, which represent 48% of homes in backlog. In addition, our ASP in backlog as of June 30, 2018 was 10% higher than the ASP of homes closed in the second quarter.

Homebuilding gross margin percentage for homes closed during the second quarter of 2018 was 17.9%, up 140 basis points from 16.5% in the second quarter of 2017, and up 40 basis points from 17.5% in the first quarter of 2018.

Sales and marketing expense during the second quarter of 2018 was 5.6% of homebuilding revenue, compared to 5.0% in the year-ago quarter, which is primarily driven by the impact of the adoption of ASC 606, which was adopted on January 1, 2018, requiring the Company to record certain selling costs that were previously recorded as cost of sales to sales and marketing expense. General and administrative expenses increased to 5.5% of homebuilding revenue, compared to 4.6% in the year-ago quarter due to an increased headcount as a result of the RSI acquisition.

Balance Sheet Update

At quarter end, cash and cash equivalents totaled $49.2 million, owned real estate inventories totaled $2.3 billion, total assets were $2.9 billion and total equity was $981.0 million. Total debt to book capitalization was 59.5%, and net debt to net book capitalization was 58.6% at June 30, 2018, compared to 57.9% and 57.2% at June 30, 2017, and 54.5% and 49.6% at December 31, 2017, respectively.

During the second quarter the Company closed on a new credit agreement providing for an unsecured revolving credit facility of up to $325 million, which replaces the Company’s previous $170 million revolving credit facility.

Conference Call

The Company will host a conference call to discuss these results today, Tuesday, July 31, 2018 at 9:00 a.m. Pacific Time. The call will be available via both the telephone at (855) 851-4524 or (720) 634-2900, conference ID # 5673637, or through the Company’s website at www.lyonhomes.com in the Investor Relations section of the site.

A replay of the call will be available through August 7, 2018 by dialing (855) 859-2056 or (404) 537-3406, conference ID #5673637. A webcast replay of the call will also be available on the Company’s website approximately two hours after the broadcast.

About William Lyon Homes

William Lyon Homes is one of the largest Western U.S. regional homebuilders. Headquartered in Newport Beach, California, the Company is primarily engaged in the design, construction, marketing and sale of single-family detached and attached homes in California, Arizona, Nevada, Colorado, Washington, Oregon, and Texas. Its core markets include Orange County, Los Angeles, the Inland Empire, the San Francisco Bay Area, Phoenix, Las Vegas, Denver, Portland, Seattle, Austin and San Antonio. The Company has a distinguished legacy of more than 60 years of homebuilding operations, over which time it has sold in excess of 104,000 homes. The Company markets and sells its homes under the William Lyon Homes brand in all of its markets except for Washington and Oregon, where the Company operates under the Polygon Northwest brand.

Forward-Looking Statements

Certain statements contained in this release and the accompanying comments during our conference call that are not historical information may constitute “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995, including, but not limited to, forward-looking statements related to: anticipated pre-tax income, gross margin performance, backlog conversion rates, operating and financial results for the third quarter of 2018 and full year 2018 and beyond, community count growth and project performance, market and industry trends, the continued housing market recovery, average sale price of homes to be closed in various periods, SG&A percentage, future cash needs and liquidity, minority interest from our homebuilding joint ventures, leverage ratios and reduction strategies, land acquisition spending, financial services and ancillary business performance and strategies; the anticipated benefits to be realized from the RSI acquisition; the anticipated financial or operational performance resulting from the RSI Communities transaction, and estimated new home deliveries, home sales revenue and community count on a combined Company basis. The forward-looking statements involve risks and uncertainties and actual results may differ materially from those projected or implied. The Company makes no commitment, and disclaims any duty, to update or revise any forward-looking statements to reflect future events or changes in these expectations. Further, certain forward-looking statements are based on assumptions of future events which may not prove to be accurate. Factors that may impact such forward-looking statements include, among others: the Company’s ability to successfully integrate RSI Communities’ homebuilding operations with its existing operations; any adverse effect on the Company’s, or RSI Communities’, business operations following the acquisition; adverse weather conditions; the availability of labor and homebuilding materials and increased construction cycle times; the availability and timing of mortgage financing; our financial leverage and level of indebtedness and any inability to comply with financial and other covenants under our debt instruments; continued volatility and worsening in general economic conditions either internationally, nationally or in regions in which we operate; increased housing supply in our markets; affordability pressures; increased outside broker costs; increased costs of homebuilding materials; changes in governmental laws and regulations and compliance, increased costs, fees and delays associated therewith; government actions, policies, programs and regulations directed at or affecting the housing market (including the Tax Cuts and Jobs Act (“TCJA”), the Dodd-Frank Act, tax benefits associated with purchasing and owning a home, and the standards, fees and size limits applicable to the purchase or insuring of mortgage loans by government-sponsored enterprises and government agencies), the homebuilding industry, or construction activities; changes in existing tax laws or enacted corporate income tax rates, including pursuant to the TCJA; worsening in markets for residential housing; the impact of construction defect, product liability and home warranty claims, including the adequacy of self-insurance accruals, and the applicability and sufficiency of our insurance coverage; defects in manufactured products or other homebuilding materials; decline in real estate values resulting in impairment of our real estate assets; volatility in the banking industry, credit and capital markets; restraints on foreign investment; terrorism or other hostilities involving the United States and other geopolitical risk as well as restrictive policies such as tariffs or capital investment restrictions; building moratorium or “slow-growth” or “no-growth” initiatives that could be implemented in states in which we operate; changes in mortgage and other interest rates; conditions in the capital, credit and financial markets, including mortgage lending standards and the availability of mortgage financing; changes in generally accepted accounting principles or interpretations of those principles; competition for home sales from other sellers of new and resale homes; cancellations and our ability to realize our backlog; the occurrence of events such as landslides, soil subsidence and earthquakes that are uninsurable, not economically insurable or not subject to effective indemnification agreements; limitations on our ability to utilize our tax attributes; whether an ownership change occurred that could, under certain circumstances, have resulted in the limitation of our ability to offset prior years’ taxable income with net operating losses; the timing of receipt of regulatory approvals and the opening of projects; the availability and cost of land for future development; and additional factors discussed under the sections captioned “Risk Factors” included in our annual and quarterly reports filed with the Securities and Exchange Commission. The foregoing list is not exhaustive. New risk factors may emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risk factors on our business.

Investor/Media Contacts:

Larry Clark

Financial Profiles, Inc.

(310) 622-8223

WLH@finprofiles.com

WILLIAM LYON HOMES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands except number of shares and per share data)

(unaudited)

	Three	Three
	Months	Months
	Ended	Ended
	June 30,	June 30,
	2018	2017
Operating revenue
Home sales	$518,432	$422,633
Construction services	1,020	59

	519,452	422,692

Operating costs
Cost of sales — homes	(425,572)	(353,057)
Construction services	(959)	(6)
Sales and marketing	(28,848)	(21,284)
General and administrative	(28,507)	(19,550)
Transaction expenses	(777)	—
Other	(621)	(560)

	(485,284)	(394,457)

Operating income	34,168	28,235
Equity in income of unconsolidated joint ventures	533	1,213
Other income, net	311	8

Income before provision for income taxes	35,012	29,456
Provision for income taxes	(7,776)	(9,205)

Net income	27,236	20,251
Less: Net income attributable to noncontrolling interests	(4,781)	(1,297)

Net income available to common stockholders	$22,455	$18,954

Income per common share:
Basic	$0.59	$0.51
Diluted	$0.57	$0.49
Weighted average common shares outstanding:
Basic	38,017,211	37,051,967
Diluted	39,688,271	38,298,624

WILLIAM LYON HOMES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands except number of shares and per share data)

(unaudited)

	Six	Six
	Months	Months
	Ended	Ended
	June 30,	June 30,
	2018	2017
Operating revenue
Home sales	$890,817	$681,487
Construction services	2,003	59

	892,820	681,546

Operating costs
Cost of sales — homes	(732,880)	(571,512)
Construction services	(1,942)	(6)
Sales and marketing	(51,541)	(35,989)
General and administrative	(53,028)	(38,496)
Transaction expenses	(3,907)	—
Other	(919)	(1,000)

	(844,217)	(647,003)

Operating income	48,603	34,543
Equity in income of unconsolidated joint ventures	1,465	1,462
Other income, net	346	353

Income before extinguishment of debt	50,414	36,358
Loss on extinguishment of debt	—	(21,828)

Income before provision for income taxes	50,414	14,530
Provision for income taxes	(10,590)	(3,575)

Net income	39,824	10,955
Less: Net income attributable to noncontrolling interests	(9,041)	(2,001)

Net income available to common stockholders	$30,783	$8,954

Income per common share:
Basic	$0.81	$0.24
Diluted	$0.77	$0.23
Weighted average common shares outstanding:
Basic	37,974,471	36,980,540
Diluted	39,772,437	38,231,201

WILLIAM LYON HOMES

CONSOLIDATED BALANCE SHEETS

(in thousands, except number of shares and par value per share)

	June 30,	December 31,
	2018	2017
	(unaudited)
ASSETS
Cash and cash equivalents	$49,171	$182,710
Receivables	14,237	10,223
Escrow proceeds receivable	3,797	3,319
Real estate inventories
Owned	2,331,568	1,699,850
Not owned	247,049	—
Investment in unconsolidated joint ventures	5,695	7,867
Goodwill	118,877	66,902
Intangibles, net of accumulated amortization of $4,640 as of June 30, 2018 and December 31, 2017	6,700	6,700
Deferred income taxes	46,445	47,915
Lease right-of-use assets	16,818	14,454
Other assets, net	37,890	21,164

Total assets	$2,878,247	$2,061,104

LIABILITIES AND EQUITY
Accounts payable	$89,049	$58,799
Accrued expenses	122,410	111,491
Liabilities from inventories not owned	247,049	—
Revolving credit facility	145,000	—
Land notes payable	—	589
Construction notes payable	1,510	—
Joint venture notes payable	161,562	93,926
5 3/4% Senior Notes due April 15, 2019	—	149,362
7% Senior Notes due August 15, 2022	347,107	346,740
6% Senior Notes due September 1, 2023	343,354	—
5 7/8% Senior Notes due January 31, 2025	440,251	439,567

	1,897,292	1,200,474

Commitments and contingencies
Equity:
William Lyon Homes stockholders’ equity
Preferred stock, par value $0.01 per share; 10,000,000 shares authorized and no shares issued and outstanding at June 30, 2018 and December 31, 2017	—	—
Common stock, Class A, par value $0.01 per share; 150,000,000 shares authorized; 34,407,540 and 34,267,510 shares issued, 33,159,509 and 33,135,650 shares outstanding at June 30, 2018 and December 31, 2017, respectively	344	344
Common stock, Class B, par value $0.01 per share; 30,000,000 shares authorized; 4,817,394 shares issued and outstanding at June 30, 2018 and December 31, 2017	48	48
Additional paid-in capital	448,656	454,286
Retained earnings	356,577	325,794

Total William Lyon Homes stockholders’ equity	805,625	780,472
Noncontrolling interests	175,330	80,158

Total equity	980,955	860,630

Total liabilities and equity	$2,878,247	$2,061,104

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION

(unaudited)

	Three Months Ended June 30,
	2018	2017
	Consolidated	Consolidated	Percentage %
	Total	Total	Change
Selected Financial Information (1)
(dollars in thousands)
Homes closed	1,082	831	30%

Home sales revenue	$518,432	$422,633	23%
Cost of sales (excluding interest and purchase accounting adjustments)	(397,858)	(332,368)	20%

Adjusted homebuilding gross margin (2)	$120,574	$90,265	34%

Adjusted homebuilding gross margin percentage (2)	23.3%	21.4%	9%

Interest in cost of sales	(22,329)	(20,689)	8%
Purchase accounting adjustments	(5,385)	—	N/M

Gross margin	$92,860	$69,576	33%

Gross margin percentage	17.9%	16.5%	8%

Number of homes closed
California	268	216	24%
Arizona	123	181	(32%)
Nevada	91	53	72%
Colorado	145	58	150%
Washington	138	106	30%
Oregon	140	217	(35%)
Texas	177	—	N/M

Total	1,082	831	30%

Average sales price of homes closed
California	$650,900	$691,200	(6%)
Arizona	315,200	289,300	9%
Nevada	507,800	564,800	(10%)
Colorado	430,600	534,600	(19%)
Washington	612,100	662,800	(8%)
Oregon	473,000	413,700	14%
Texas	259,200	—	N/M

Company Average	$479,100	$508,600	(6%)
Number of net new home orders
California	337	280	20%
Arizona	118	149	(21%)
Nevada	115	93	24%
Colorado	160	86	86%
Washington	136	164	(17%)
Oregon	199	245	(19%)
Texas	205	—	N/M

Total	1,270	1,017	25%

Average number of sales locations during period
California	28	23	22%
Arizona	6	8	(25%)
Nevada	14	14	0%
Colorado	15	15	0%
Washington	10	10	0%
Oregon	14	18	(22%)
Texas	20	—	N/M

Total	107	88	22%

(1)

For the 2018 period presented, the Company is reporting in seven segments: California, Arizona, Nevada, Colorado, Washington, Oregon, and Texas. Texas is a new reporting segment resulting from the RSI Acquisition completed in 2018. For the 2017 period presented, the Company reported in six segments: California, Arizona, Nevada, Colorado, Washington, and Oregon.

(2)

Adjusted homebuilding gross margin is a financial measure that is not prepared in accordance with U.S. generally accepted accounting principles, or U.S. GAAP. It is used by management in evaluating operating performance and in making strategic decisions regarding sales pricing, construction and development pace, product mix and other operating decisions. We believe this information is meaningful as it isolates the impact that interest and purchase accounting adjustments have on homebuilding gross margin and allows investors to make better comparisons with our competitors.

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION

(unaudited)

	Six Months Ended June 30,
	2018	2017
	Consolidated	Consolidated	Percentage %
	Total	Total	Change
Selected Financial Information (1)
(dollars in thousands)
Homes closed	1,822	1,330	37%

Home sales revenue	$890,817	$681,487	31%
Cost of sales (excluding interest and purchase accounting adjustments)	(685,627)	(539,215)	27%

Adjusted homebuilding gross margin (2)	$205,190	$142,272	44%

Adjusted homebuilding gross margin percentage (2)	23.0%	20.9%	10%

Interest in cost of sales	(41,133)	(32,297)	27%
Purchase accounting adjustments	(6,120)	—	N/M

Gross margin	$157,937	$109,975	44%

Gross margin percentage	17.7%	16.1%	10%

Number of homes closed
California	478	337	42%
Arizona	228	275	(17%)
Nevada	165	101	63%
Colorado	238	96	148%
Washington	232	176	32%
Oregon	244	345	(29%)
Texas	237	—	N/M

Total	1,822	1,330	37%

Average sales price of homes closed
California	$647,000	$686,200	(6%)
Arizona	310,500	287,600	8%
Nevada	578,100	598,800	(3%)
Colorado	430,700	545,200	(21%)
Washington	599,700	646,200	(7%)
Oregon	463,400	419,100	11%
Texas	255,900	—	N/M

Company Average	$488,900	$512,400	(5%)
Number of net new home orders
California	620	545	14%
Arizona	226	277	(18%)
Nevada	224	170	32%
Colorado	304	147	107%
Washington	315	316	0%
Oregon	408	427	(4%)
Texas	279	—	N/M

Total	2,376	1,882	26%

Average number of sales locations during period
California	24	24	0%
Arizona	6	8	(25%)
Nevada	13	12	8%
Colorado	15	13	15%
Washington	9	9	0%
Oregon	14	19	(26%)
Texas	13	—	N/M

Total	94	85	11%

(1)

For the 2018 period presented, the Company is reporting in seven segments: California, Arizona, Nevada, Colorado, Washington, Oregon, and Texas. Texas is a new reporting segment resulting from the RSI Acquisition completed in 2018. For the 2017 period presented, the Company reported in six segments: California, Arizona, Nevada, Colorado, Washington, and Oregon.

(2)

Adjusted homebuilding gross margin is a financial measure that is not prepared in accordance with U.S. generally accepted accounting principles, or U.S. GAAP. It is used by management in evaluating operating performance and in making strategic decisions regarding sales pricing, construction and development pace, product mix and other operating decisions. We believe this information is meaningful as it isolates the impact that interest and purchase accounting adjustments have on homebuilding gross margin and allows investors to make better comparisons with our competitors.

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION

(unaudited)

	As of June 30,
	2018	2017
	Consolidated	Consolidated	Percentage %
	Total	Total	Change
Backlog of homes sold but not closed at end of period
California	457	432	6%
Arizona	159	206	(23%)
Nevada	145	128	13%
Colorado	238	126	89%
Washington	174	192	(9%)
Oregon	236	201	17%
Texas	239	—	N/M

Total	1,648	1,285	28%

Dollar amount of homes sold but not closed at end of period (in thousands)
California	$346,687	$345,604	0%
Arizona	50,048	63,435	(21%)
Nevada	95,759	84,348	14%
Colorado	99,531	59,266	68%
Washington	118,863	115,018	3%
Oregon	92,270	87,652	5%
Texas	64,503	—	N/M

Total	$867,661	$755,323	15%

Lots owned and controlled at end of period
Lots owned (1)
California	3,921	1,653	137%
Arizona	3,993	4,660	(14%)
Nevada	2,822	2,941	(4%)
Colorado	1,130	1,415	(20%)
Washington	1,327	1,303	2%
Oregon	2,623	1,449	81%
Texas	3,398	—	N/M

Total	19,214	13,421	43%

Lots controlled
California	2,022	1,141	77%
Arizona	651	—	N/M
Nevada	3	420	(99%)
Colorado	1,197	192	523%
Washington	1,334	973	37%
Oregon	1,456	2,386	(39%)
Texas	3,629	—	N/M

Total	10,292	5,112	101%

Total lots owned and controlled
California	5,943	2,794	113%
Arizona	4,644	4,660	0%
Nevada	2,825	3,361	(16%)
Colorado	2,327	1,607	45%
Washington	2,661	2,276	17%
Oregon	4,079	3,835	6%
Texas	7,027	—	N/M

Total	29,506	18,533	59%

(1)

Certain lots in California and Texas are consolidated on the Company’s accompanying balance sheet in accordance with FASB ASC Topic 470, Debt (“ASC 470”). Included in lots owned are 1,079 lots in California and 1,785 lots in Texas that are associated with a land banking transaction that is consolidated on the Company’s accompanying balance sheet in accordance with ASC 470.

WILLIAM LYON HOMES

SUPPLEMENTAL FINANCIAL INFORMATION

(dollars in thousands)

(unaudited)

	Three Months Ended June 30, 2018	Three Months Ended June 30, 2017	Six Months Ended June 30, 2018	Six Months Ended June 30, 2017
Net income available to common stockholders	$22,455	$18,954	$30,783	$8,954
Net income, adjusted for transaction expenses and loss on extinguishment of debt, net of tax benefit (1)	$23,060	$18,954	$33,870	$23,030
Net cash used in operating activities	$(227,978)	$(25,431)	$(129,950)	$(66,812)
Interest incurred	$22,808	$18,822	$42,066	$38,246
Adjusted EBITDA (2)	$62,415	$49,959	$104,127	$70,000
Adjusted EBITDA Margin (3)	12.0%	11.8%	11.7%	10.3%
Ratio of adjusted EBITDA to interest incurred	2.7	2.7	2.5	1.8

Balance Sheet Data

	June 30, 2018	December 31, 2017
Cash and cash equivalents	$49,171	$182,710

Total William Lyon Homes stockholders’ equity	805,625	780,472
Noncontrolling interests	175,330	80,158
Total debt	1,438,784	1,030,184

Total capital	$2,419,739	$1,890,814

Ratio of debt to total capital	59.5%	54.5%
Ratio of net debt to total capital (net of cash)	58.6%	49.6%

WILLIAM LYON HOMES

SUPPLEMENTAL FINANCIAL INFORMATION

(dollars in thousands)

(unaudited)

(1)

Adjusted net income means net income available to common stockholders plus transaction expenses and loss for the extinguishment of the 8.5% Senior Notes. Adjusted net income is not a financial measure prepared in accordance with U.S. GAAP. Adjusted net income is presented herein because management believes the presentation of adjusted net income provides useful information to the Company’s investors regarding the Company’s results of operations because adjusted net income isolates the impact of the one-time, non-recurring transaction expenses and infrequent extinguishment fees. Adjusted net income should not be considered as an alternative for net income, cash flows from operating activities and other consolidated income or cash flow statement data prepared in accordance with accounting principles generally accepted in the United States or as a measure of profitability or liquidity. A reconciliation of net income available to common stockholders to adjusted net income is provided in the following table:

	Three Months Ended June 30, 2018	Three Months Ended June 30, 2017	Six Months Ended June 30, 2018	Six Months Ended June 30, 2017
Net income available to common stockholders	$22,455	$18,954	$30,783	$8,954
Add: Transaction expenses	777	—	3,907	—
Less: Income tax benefit applicable to transaction expenses	(172)	—	(820)	—
Add: Loss on extinguishment of debt	—	—	—	21,828
Less: Income tax benefit applicable to loss on extinguishment of debt	—	—	—	(7,752)

Net income, adjusted for transaction expenses and loss on extinguishment of debt, net of tax benefits	$23,060	$18,954	$33,870	$23,030

Diluted weighted average common shares outstanding	39,688,271	38,298,624	39,772,437	38,231,201
Adjusted net income excluding noncontrolling interest per diluted share	$0.58	$0.49	$0.85	$0.60

WILLIAM LYON HOMES

SUPPLEMENTAL FINANCIAL INFORMATION

(dollars in thousands)

(unaudited)

(2)	Adjusted EBITDA means net income available to common stockholders plus (i) provision for income taxes, (ii) interest expense, (iii) amortization of capitalized interest included in cost of sales, (iv) stock based compensation, (v) depreciation and amortization, (vi) non-cash purchase accounting adjustments, (vii) cash distributions of income from unconsolidated joint ventures, (viii) equity in income of unconsolidated joint ventures, (ix) transaction expenses, and (x) loss on extinguishment of debt. Other companies may calculate adjusted EBITDA differently. Adjusted EBITDA is not a financial measure prepared in accordance with U.S. GAAP. Adjusted EBITDA is presented herein because management believes the presentation of adjusted EBITDA provides useful information to the Company’s investors regarding the Company’s financial condition and results of operations because adjusted EBITDA is a widely utilized indicator of a company’s operating performance. Adjusted EBITDA should not be considered as an alternative for net income, cash flows from operating activities and other consolidated income or cash flow statement data prepared in accordance with accounting principles generally accepted in the United States or as a measure of profitability or liquidity. A reconciliation of net income available to common stockholders to adjusted EBITDA is provided in the following table:

	Three Months Ended June 30, 2018	Three Months Ended June 30, 2017	Six Months Ended June 30, 2018	Six Months Ended June 30, 2017
Net income available to common stockholders	$22,455	$18,954	$30,783	$8,954
Provision for income taxes	7,776	9,205	10,590	3,575
Interest expense
Interest incurred	22,808	18,822	42,066	38,246
Interest capitalized	(22,808)	(18,822)	(42,066)	(38,246)
Amortization of capitalized interest included in cost of sales	22,393	20,689	41,218	32,297
Stock based compensation	2,006	1,539	5,187	3,215
Depreciation and amortization	1,916	442	3,972	891
Non-cash purchase accounting adjustments	5,385	—	6,120	—
Cash distributions of income from unconsolidated joint ventures	240	343	3,815	702
Equity in income of unconsolidated joint ventures	(533)	(1,213)	(1,465)	(1,462)
Transaction expenses	777	—	3,907	—
Loss on extinguishment of debt	—	—	—	21,828

Adjusted EBITDA	$62,415	$49,959	$104,127	$70,000

WILLIAM LYON HOMES

SUPPLEMENTAL FINANCIAL INFORMATION

(dollars in thousands)

(unaudited)

(3)	Calculated as Adjusted EBITDA as a percentage of operating revenue.

Adjusted pre-tax income means income before provision for income taxes plus transaction expenses and loss for the extinguishment of the 8.5% Senior Notes. Adjusted pre-tax income is not a financial measure prepared in accordance with U.S. GAAP. Adjusted pre-tax income is presented herein because management believes the presentation of adjusted pre-tax income provides useful information to the Company’s investors regarding the Company’s results of operations because adjusted pre-tax income isolates the impact of the one-time, non-recurring transaction expenses and infrequent extinguishment fees. Adjusted pre-tax income should not be considered as an alternative for net income, cash flows from operating activities and other consolidated income or cash flow statement data prepared in accordance with accounting principles generally accepted in the United States or as a measure of profitability or liquidity. A reconciliation of income before provision for income taxes to adjusted pre-tax income is provided in the following table:

	Three Months Ended June 30, 2018	Three Months Ended June 30, 2017	Six Months Ended June 30, 2018	Six Months Ended June 30, 2017
Income before provision for income taxes	$35,012	$29,456	$50,414	$14,530
Add: Transaction expenses	777	—	3,907	—
Loss on extinguishment of debt	—	—	—	21,828

Pre-tax income, adjusted for transaction expenses and loss on extinguishment of debt	$35,789	$29,456	$54,321	$36,358